AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION  ON JUNE 6, 2001
                                                      REGISTRATION NO. 333-75203
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    _________
                    POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    _________
                              FORECROSS CORPORATION
             (Exact name of Registrant as specified in its charter)

        CALIFORNIA                    7372                       94-2823882
(State or other jurisdiction   (Primary Standard              (I.R.S. Employer
     of incorporation        Industrial Classification       Identification No.)
     or organization)             Code Number)

                            90 NEW MONTGOMERY STREET
                             SAN FRANCISCO, CA 94105
              TELEPHONE: (415) 543-1515; FACSIMILE: (415) 543-6701
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             BERNADETTE C. CASTELLO
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            90 NEW MONTGOMERY STREET
                             SAN FRANCISCO, CA 94105
              TELEPHONE: (415) 543-1515; FACSIMILE: (415) 543-6701

                (Name, address, including zip code, and telephone
                          number, including area code,
                              of agent for service)
                               __________________

                          COPIES OF COMMUNICATIONS TO:
                            ANDREW J. COSENTINO, ESQ.
                        PIPER MARBURY RUDNICK & WOLFE LLP
                           1251 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10020-1104
              TELEPHONE: (212) 835-6188; FACSIMILE: (212) 835-6001

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities act, please check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               __________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES  ACT  OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     We had originally registered the sale by certain selling stockholders of up to an aggregate of 4,226,370 shares of our common stock consisting of 3,153,102 shares of our common stock and 1,073,268 shares of common stock to be issued upon exercise of warrants. An aggregate of 1,081,985 shares of our common stock have been sold pursuant to this registration statement. We are now deregistering the remaining 3,144,385 shares of our common stock under this registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Francisco, State of California, on the 6th day of June, 2001.

                                 FORECROSS  CORPORATION


                                 By:     /s/  Bernadette  C.  Castello
                                         -----------------------------
                                           Bernadette  C.  Castello
                                           Senior  Vice  President  and
                                           Chief   Financial  Officer


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                    TITLE                          DATE
       ---------                    -----                         -----

/s/ Kim O. Jones            Chief Executive Officer,           June 6, 2001
--------------------------  President and Director
KIM O. JONES                (principal executive officer)


/s/ Bernadette C. Castello  Senior Vice President, Chief       June 6, 2001
--------------------------  Financial Officer and Director
BERNADETTE C. CASTELLO      (principal financial and
                            accounting officer)


/s/ Richard A. Carpenter    Director                           June 6, 2001
--------------------------
RICHARD A. CARPENTER


*By:  /s/ Bernadette C. Castillo
      --------------------------
      Bernadette C. Castillo
      Attorney-in-Fact